UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 21, 2011

Tier Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33475	94-3145844
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11130 Sunrise Valley Drive, Suite 300 Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  571-382-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, Tier Technologies, Inc. (the “Company”) entered into an employment agreement with Atul Garg, the Company’s Senior Vice President, Product Management.  The employment agreement supersedes Mr. Garg’s prior employment agreement with the Company dated October 19, 2010, which had previously expired.

The employment agreement provides that Mr. Garg will continue to be paid an annual base salary of $225,000.  The employment agreement also continues to provide for reimbursement of housing, meals and transportation expenses he incurs in traveling to and working in Norcross, Georgia (through December 21, 2012) and provides for reimbursement of reasonable relocation expenses, in an amount not to exceed $50,000 for use in transitioning to the Company’s Norcross, Georgia office.  Under the agreement, Mr. Garg remains entitled to participate in the Company’s incentive compensation plans, equity plans, employee welfare and pension benefit plans and executive fringe benefit programs (if any) applicable to the Company’s senior-level executives.

Subject to certain limitations, the employment agreement provides for termination benefits, including but not limited to: in the event of termination for disability or death, one-half times base salary and six months of health coverage continuation; in the event of termination without cause or resignation with good reason, and not involving a change in control, one-half times base salary and six months of health coverage continuation; and in the event of termination without cause within one year after a change in control, or resignation for good reason within one year after a change in control, one times base salary, immediate vesting of options that would have vested within twelve months and nine months of health coverage continuation.

The employment agreement contains confidentiality, noncompetition and nonsolicitation provisions.  The term of the employment agreement is one year, commencing on December 21, 2011.

 The foregoing description of the employment agreement is only a summary and is qualified in its entirety by the full text of the employment agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
Date: December 22, 2011	By: /s/ Jeff Hodges
Name: Jeff Hodges Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement between Tier Technologies, Inc. and Atul Garg, dated December 21, 2011